UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2012

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

(858) 909-0736

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, we announced the appointment of Stephen W. Webster as our Chief Financial Officer and principal financial and accounting officer, effective upon his commencement of employment, which is expected to be on or about June 25, 2012. Effective upon Mr. Webster’s commencement of employment, Kurt M. Hartman will no longer serve as our acting Chief Financial Officer and principal financial and accounting officer. A copy of the press release announcing the appointment of Mr. Webster is attached hereto as Exhibit 99.1.

Prior to joining us, Mr. Webster, 51, served as the Chief Financial Officer of Adolor Corporation from June 2008 until its acquisition by Cubist Pharmaceuticals, Inc. in December 2011.  From 2007 until joining Adolor Corporation in 2008, Mr. Webster served as Managing Director, Investment Banking Division, Health Care Group for Broadpoint Capital (formerly First Albany Capital).  Mr. Webster previously served as co-founder, President and Chief Executive Officer for Neuronyx, Inc. From 1987 to 2000, Mr. Webster served in positions of increased responsibility, including as Director, Investment Banking Division, Health Care Group for PaineWebber Incorporated. Mr. Webster holds an A.B. in Economics cum laude from Dartmouth College and a Master of Business Administration in Finance from The Wharton School, The University of Pennsylvania.

In connection with his appointment as our Chief Financial Officer, Mr. Webster entered into an offer letter (the “Offer Letter”) detailing the terms of his employment.  Pursuant to the Offer Letter, as part of his compensation Mr. Webster will be entitled to receive (i) a base salary of $365,000 per year, subject to annual adjustments, (ii) an initial stock option to purchase up to 100,000 shares of our common stock which will vest over four years from Mr. Webster’s start date, (iii)  restricted stock units to purchase up to an aggregate of 15,000 shares of our common stock, which vest over time beginning on the date we achieve a specified financial goal, and (iv) additional restricted stock units to purchase up to an aggregate of 25,000 shares of our common stock, which vest over three years from Mr. Webster’s start date.  We anticipate that Mr. Webster will also enter into our standard form of indemnification agreement. As an executive officer, Mr. Webster will also be eligible to participate in our 2012 Equity Incentive Plan, our Employee Stock Purchase Plan, our Incentive Compensation Plan and our Amended and Restated Severance Benefit Plan.  A copy of the Offer Letter is attached as Exhibit 99.2 hereto.

Item 9.01                     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 5, 2012.
99.2	Offer Letter, dated May 30, 2012, by and between Mr. Stephen W. Webster and Optimer Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

	By:	/s/ Kurt M. Hartman
Date: June 5, 2012		Kurt M. Hartman
General Counsel, Chief Compliance Officer and Senior Vice-President